UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Team, Inc.
(Exact Name of Registrant as Specified in its Charter)

Texas	74-1765729
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Hermann Drive
Alvin, TX 77512
(Address of Principal Executive Offices)  (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this Form relates:  Not Applicable

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

Title of Class	Name of Exchange
Common Stock, $0.30 par value(1)	NASDAQ Stock Market LLC

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

None

_______________
(1)          Common Stock previously registered under Section (12)(b) of the Act and previously listed on the American Stock Exchange.

Explanatory Note

This registration statement on Form 8-A is being filed to change the registration of the common stock, $0.30 par value (the “Common Stock”), of Team, Inc., a Texas corporation (“Team”), from Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to Section 12(b) under the Exchange Act in connection with the listing of Common Stock on the NASDAQ Stock Market LLC (“NASDAQ”).  The Common Stock is currently registered under Section 12(b) of the Exchange Act and is listed on the American Stock Exchange (“AMEX”).  Team anticipates that the Common Stock will be suspended from listing on AMEX at the close of trading on December 27, 2006; the Common Stock will commence listing on NASDAQ at the open of trading on December 28, 2006.

Item 1.                                   Description of Team’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Common Stock” in the Team’s Prospectus, which constitutes part of the Team’s Registration Statement on Form S-2, as amended (File No. 333-31663), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.                                   Exhibits

Exhibit No.	Description

3.1	Second Restated Articles of Incorporation of Team are incorporated herein by reference to Exhibit 3(a) to the Team’s Annual Report on Form 10-K for the fiscal year ended May 31, 1999.

3.2	Bylaws of the Team are incorporated herein by reference to Exhibit 4.2 to the Team’s Registration Statement on Form S-2, File No. 33-31663.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TEAM, INC.

By:	/s/ Gregory T. Sangalis
Gregory T. Sangalis
Sr. Vice President - Law & Admin.

December 28, 2006